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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

                                                STATE OR OTHER         OTHER NAME, IF ANY,
                                                 JURISDICTION          THAT THE SUBSIDIARY
NAME                                           OF INCORPORATION        DOES BUSINESS UNDER
----                                           ----------------   -----------------------------
BowSteel Corporation.........................     Delaware

BowSteel of Texas Corporation................     Delaware

Earthline Technologies, Inc. ................       Ohio

ETCA G.P., L.L.C.............................       Texas

ETCA L.P., Inc...............................     Delaware

Extrusion Technology Corporation of                 Ohio
  America....................................

Galt Alloys, Inc. ...........................       Ohio

NATI Gas Company.............................       Ohio

New Century Metals, Inc. ....................       Ohio

New Century Metals Southeast, Inc. ..........     Delaware        New Century Metals and RTI LA

Pierce-Spafford Metals Company, Inc. ........    California

Reamet, S.A. ................................      France

RMI Delaware, Inc. ..........................     Delaware

RMI Metals, Inc. ............................       Utah          Micron Metals, Inc.

RMI Titanium Company.........................       Ohio

RMI Titanium International, Inc. ............     Barbados

RTI Commercial Products, Inc. ...............       Ohio

RTI Energy Systems, Inc. ....................       Ohio

RTI Europe Ltd. .............................  United Kingdom

RTI Fabrications, L.P. ......................       Texas

RTI Fabrication & Distribution, Inc. ........       Ohio

RTI France S.A.S.............................      France

RTI International Metals Gmbh................      Germany

RTI International Metals Limited.............  United Kingdom

RTI International Metals Srl.................       Italy

RTI St. Louis, Inc. .........................     Missouri

Tradco, Inc. ................................     Missouri

Weld-Tech Engineering Services, L.P. ........       Texas         RTI Energy Systems

Weld-Tech G.P., Inc. ........................       Texas

Weld-Tech L.P., Inc. ........................     Delaware